Exhibit 99.2

Third Quarter Fiscal 2014
Supplemental Operating and Financial Data
for the Quarter Ended January 31, 2014

CONTACT: Lindsey Knoop-Anderson Director of Investor Relations Direct Dial: 701-837-4738 E-Mail: landerson@iret.com	1400 31st Avenue SW, Suite 60 Minot, ND 58701 Tel: 701.837.4738 Fax: 701.838.7785 www.iret.com

Supplemental Financial and Operating Data

January 31, 2014

Page

Company Background and Highlights	2

Property Cost by Segment	5

Key Financial Data
Condensed Consolidated Balance Sheets	6
Condensed Consolidated Statements of Operations	7
Funds From Operations	8
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	9

Capital Analysis
Long-Term Mortgage Debt Analysis	10
Long-Term Mortgage Debt Detail	11-13
Capital Analysis	14

Portfolio Analysis
Stabilized Properties Net Operating Income Summary	15
Net Operating Income Detail	16-19
Stabilized Properties and Overall Physical Occupancy Levels by Segment	20

Tenant Analysis
Multi-Family Residential Summary	21
Commercial Leasing Summary	22-25
10 Largest Commercial Tenants - Based on Annualized Base Rent	26
Commercial Lease Expirations	27

Growth and Strategy
Acquisition Summary	28
Development Summary	29

Definitions	30

Company Background and Highlights
Third Quarter Fiscal 2014
Investors Real Estate Trust is a self-administered, equity real estate investment trust (REIT) investing in a portfolio of income-producing properties located primarily in the upper Midwest.  IRET's portfolio is diversified among multi-family residential; commercial office; commercial healthcare, including senior housing; commercial industrial and commercial retail segments.
During the third quarter of fiscal year 2014, the Company closed on its acquisition of:
•	an approximately 3.4-acre parcel of vacant land in Fruitland, Idaho, acquired for possible future development, for a purchase price of $335,000, paid in cash.
During the third quarter of fiscal year 2014, the Company placed in service the 132-unit Cypress Court multi-family residential property in St. Cloud, Minnesota, owned by a joint venture entity in which the Company has an approximately 86% interest and the 146-unit River Ridge multi-family residential property in Bismarck, North Dakota. During the third quarter of fiscal year 2014, the Company sold two multi-family residential properties, three commercial industrial properties and two commercial retail properties for a total sales price of $11.7 million.
During the third quarter of fiscal year 2014, the Company's commercial office segment, mostly concentrated in Minnesota, continued to be pressured by a number of adverse macro conditions, including weak job and wage growth. Although overall employment levels in the office sector remain slightly above pre-recession levels in most of the Company's markets, businesses appear to be maintaining their goal of increasing the density of their work spaces by placing more employees in less total square footage, and downsizing upon lease renewals. As a result, even though the Company has experienced some modest growth in occupancy levels during the third quarter of fiscal year 2014 compared to the third quarter of fiscal year 2013, the Company continues to expect a slow and uneven recovery in its office segment.
Continued high occupancy in the Company's multi-family residential portfolio provided the ability to raise rents during the third quarter of fiscal year 2014, and real estate revenue from stabilized properties in the multi-family residential segment increased in the three months ended January 31, 2014 compared to the same period in the prior fiscal year. Occupancy levels decreased slightly on a stabilized and an all-property basis compared to the same period of the prior fiscal year. The 132-unit Cypress Court apartments in St. Cloud, Minnesota (owned by a joint venture entity in which the Company has an approximately 86% interest) and the Company's 146-unit River Ridge apartment property in Bismarck, North Dakota, were placed in service during the quarter, with both projects experiencing strong demand; Cypress Court was 66.7% occupied and River Ridge was 81.5% occupied as of January 31, 2014. However, the Company continues to observe considerable multi-family residential development activity in its markets, and as this new construction is completed and leased, the Company will experience increased competition for tenants.
The Company's senior housing assets continue to benefit from a recovery in the housing market, as occupancy trends are closely aligned with the ability of seniors to sell their homes in anticipation of moving to a senior care facility. Results in the Company's healthcare segment remain stable with modest increases in both occupancy and rents.
Subsequent to the end of the third quarter of fiscal year 2014, Company management presented to the Company's Board of Trustees a strategic plan which the Company expects will drive changes in three main areas. First, the Company plans to continue its focus on identifying for disposition properties whose location, age, or need for significant tenant improvements or capital expenditures suggest that the Company's investment may be better deployed elsewhere. In particular, over the next twelve to eighteen months, the Company expects to identify properties in its commercial segments as candidates for disposition. The Company expects to focus any future commercial office property acquisitions in the Minneapolis/St. Paul market. Second, the Company plans to direct new investments primarily toward its healthcare (in particular, senior housing) and multi-family residential segments, which it believes will provide the best opportunities for growth. Within its healthcare segment, the Company also plans to target on-campus medical office properties in larger markets in the Great Plains region, and to pursue relationship-driven build-to-suit opportunities. Within the multi-family residential segment, the Company plans to target tertiary markets within the Great Plains region that offer the Company operating efficiencies and a critical mass for brand presence. Third, management plans to further de-emphasize its retail segment, with the goal of identifying for sale assets within this portfolio by fiscal year 2016. In addition to these three major areas of focus, the Company will continue to work to enhance portfolio operational efficiencies.  The Company believes that this strategic plan will help it create a strong foundation for growth in the long term.
In the third quarter of fiscal year 2014, IRET paid its 171st consecutive quarterly distribution. The $0.1300 per share/unit distribution was payable on January 15, 2014. Subsequent to the end of the third quarter of fiscal year 2014, on March 4, 2014, the Company's Board of Trustees declared a regular quarterly distribution of $0.1300 per share and unit on the Company's common shares of beneficial interest and the limited partnership units of IRET Properties, payable April 1, 2014 to common shareholders and unitholders of record on March 17, 2014. Also on March 4, 2014, the Company's Board of Trustees' declared a distribution of $0.5156 per share on the Company's Series A preferred shares of beneficial interest, payable March 31, 2014 to Series A preferred shareholders of record on March 17, 2014, and declared a distribution of $0.4968 per share on the Company's Series B preferred shares of beneficial interest, payable March 31, 2014 to Series B preferred shareholders of record on March 17, 2014.
As of January 31, 2014, IRET owns a diversified portfolio of 257 properties consisting of 92 multi-family residential properties, 65 commercial office properties, 66 commercial healthcare properties (including senior housing), 8 commercial industrial properties and 26 commercial retail properties.  IRET's common shares are publicly traded on the New York Stock Exchange (NYSE: IRET).

Company Snapshot
(as of January 31, 2014)
Company Headquarters	Minot, North Dakota
Fiscal Year-End	April 30
Reportable Segments	Multi-Family Residential, Commercial Office, Commercial Healthcare, Commercial Industrial, Commercial Retail
Total Properties	257
Total Square Feet
(commercial properties)	10.4 million
Total Units
(multi-family residential properties)	10,725
Common Shares Outstanding (thousands)	106,937
Limited Partnership Units Outstanding (thousands)	21,799
Common Share Distribution - Quarter/Annualized	$0.13/$0.52
Dividend Yield	6.0%
Total Capitalization (see p.14 for detail)	$2.3 billion

Investor Information
(as of January 31, 2014)
Board of Trustees
Jeffrey L. Miller	Trustee and Chairman
John D. Stewart	Trustee, Vice Chairman, and Chair of Nominating and Governance Committee
Jeffrey K. Woodbury	Trustee, Chair of Audit Committee
Linda J. Hall	Trustee, Chair of Compensation Committee
Terrance P. Maxwell	Trustee
Stephen L. Stenehjem	Trustee
Timothy P. Mihalick	Trustee, President and Chief Executive Officer
Thomas A. Wentz, Jr.	Trustee, Executive Vice President and Chief Operating Officer

Management
Timothy P. Mihalick	President and Chief Executive Officer; Trustee
Thomas A. Wentz, Jr	Executive Vice President and Chief Operating Officer; Trustee
Diane K. Bryantt	Executive Vice President and Chief Financial Officer
Michael A. Bosh	Executive Vice President, General Counsel and Assistant Secretary
Mark Reiling	Executive Vice President of Asset Management
Charles A. Greenberg	Senior Vice President, Commercial Asset Management
Ted E. Holmes	Senior Vice President, Finance
Andrew Martin	Senior Vice President, Residential Property Management

Corporate Headquarters:
1400 31st Avenue SW, Suite 60
Post Office Box 1988
Minot, North Dakota 58702-1988
Trading Symbol:  IRET
Stock Exchange Listing:  NYSE
Investor Relations:
Lindsey Knoop-Anderson
landerson@iret.com

Common Share Data (NYSE: IRET)*
	3rd Quarter Fiscal Year 2014	2nd Quarter Fiscal Year 2014	1st Quarter Fiscal Year 2014	4th Quarter Fiscal Year 2013	3rd Quarter Fiscal Year 2013
High Closing Price	$8.94	$9.03	$9.77	$10.00	$9.40
Low Closing Price	$8.24	$8.05	$8.09	$9.20	$7.73
Average Closing Price	$8.58	$8.41	$9.03	$9.59	$8.70
Closing Price at end of quarter	$8.69	$8.62	$8.64	$9.73	$9.36
Common Share Distributions—annualized	$0.520	$0.520	$0.520	$0.520	$0.520
Closing Dividend Yield - annualized	6.0%	6.0%	6.0%	5.3%	5.6%
Closing common shares outstanding (thousands)	106,937	105,554	104,226	101,488	94,386
Closing limited partnership units outstanding (thousands)	21,799	21,836	21,849	21,635	21,489
Closing market value of outstanding common shares, plus imputed closing market value of outstanding limited partnership units (thousands)	$1,118,716	$1,098,102	$1,089,288	$1,197,987	$1,084,590

*	Effective December 18, 2012, IRET transferred the listing of its common shares and Series A preferred shares to the New York Stock Exchange from the NASDAQ Global Select Market.

Certain statements in these supplemental disclosures are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results. Such risks, uncertainties and other factors include, but are not limited to: intentions and expectations regarding future distributions on our common shares and units, fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2013 Form 10-K. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
Third Quarter Fiscal 2014 Developments Placed in Service

Cypress Court (interior) 906 Cypress Road St. Cloud, MN 56303	River Ridge Apartments (interior) 2130 S. 12th Street Bismarck, ND 58504

Property Cost by Segment – Third Quarter Fiscal 2014
With investments in the multi-family residential and commercial office, commercial healthcare, commercial industrial and commercial retail segments, IRET's diversified portfolio helps to provide stability during market fluctuations in returns from specific property types.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	1/31/2014	10/31/2013	7/31/2013	4/30/2013	1/31/2013
ASSETS
Real estate investments
Property owned	$2,042,290	$2,032,747	$2,016,523	$2,032,970	$2,007,832
Less accumulated depreciation	(439,233)	(431,318)	(429,376)	(420,421)	(408,400)
	1,603,057	1,601,429	1,587,147	1,612,549	1,599,432
Development in progress	89,086	90,052	77,396	46,782	20,127
Unimproved land	21,498	21,619	20,774	21,503	18,879
Total real estate investments	1,713,641	1,713,100	1,685,317	1,680,834	1,638,438
Real estate held for sale	0	2,620	3,969	0	733
Cash and cash equivalents	53,494	68,727	93,193	94,133	62,302
Other investments	643	642	640	639	638
Receivable arising from straight-lining of rents, net of allowance	27,026	26,336	26,671	26,354	25,471
Accounts receivable, net of allowance	15,540	6,541	8,370	4,534	3,560
Real estate deposits	3,502	230	489	196	165
Prepaid and other assets	8,197	7,605	4,741	5,124	5,545
Intangible assets, net of accumulated amortization	34,008	35,625	36,989	40,457	41,009
Tax, insurance, and other escrow	24,550	11,864	12,344	12,569	13,306
Property and equipment, net of accumulated depreciation	1,719	1,191	1,217	1,221	1,288
Goodwill	1,100	1,100	1,100	1,106	1,106
Deferred charges and leasing costs, net of accumulated amortization	21,138	20,666	21,602	22,387	22,513
TOTAL ASSETS	$1,904,558	$1,896,247	$1,896,642	$1,889,554	$1,816,074

LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$54,337	$57,453	$52,563	$50,797	$44,540
Revolving line of credit	22,500	10,000	10,000	10,000	10,000
Mortgages payable	1,008,524	1,021,170	1,030,407	1,049,206	1,041,623
Other	47,767	31,689	32,366	18,170	21,632
TOTAL LIABILITIES	1,133,128	1,120,312	1,125,336	1,128,173	1,117,795

EQUITY
Investors Real Estate Trust shareholders' equity
Series A Preferred Shares of Beneficial Interest	27,317	27,317	27,317	27,317	27,317
Series B Preferred Shares of Beneficial Interest	111,357	111,357	111,357	111,357	111,357
Common Shares of Beneficial Interest	829,816	818,516	807,928	784,454	721,742
Accumulated distributions in excess of net income	(344,294)	(331,116)	(323,406)	(310,341)	(305,145)
Total Investors Real Estate Trust shareholders' equity	624,196	626,074	623,196	612,787	555,271
Noncontrolling interests – Operating Partnership	117,803	120,678	122,334	122,539	121,940
Noncontrolling interests – consolidated real estate entities	29,431	29,183	25,776	26,055	21,068
Total equity	771,430	775,935	771,306	761,381	698,279
TOTAL LIABILITIES AND EQUITY	$1,904,558	$1,896,247	$1,896,642	$1,889,554	$1,816,074

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Nine Months Ended		Three Months Ended
OPERATING RESULTS	1/31/2014	1/31/2013	1/31/2014	10/31/2013	7/31/2013	4/30/2013	1/31/2013
Real estate revenue	$198,499	$183,874	$67,629	$65,772	$65,098	$64,184	$63,080
Real estate expenses	78,898	73,102	25,927	26,331	26,640	25,957	25,348
Gain on involuntary conversion	2,480	2,263	1,514	0	966	2,821	0
Net operating income	122,081	113,035	43,216	39,441	39,424	41,048	37,732
Depreciation/amortization	(53,656)	(46,505)	(17,489)	(17,167)	(19,000)	(15,828)	(15,493)
Administrative expenses, advisory and trustee services	(7,942)	(6,402)	(2,662)	(2,527)	(2,753)	(2,092)	(2,245)
Other expenses	(1,630)	(1,496)	(273)	(678)	(679)	(677)	(464)
Impairment of real estate investments	(4,798)	0	(4,798)	0	0	0	0
Interest expense	(44,525)	(46,554)	(15,130)	(14,799)	(14,596)	(14,600)	(15,197)
Interest and other income	1,602	600	740	652	210	148	255
Income from continuing operations	11,132	12,678	3,604	4,922	2,606	7,999	4,588
Income from discontinued operations	6,450	5,481	465	5,375	610	3,814	1,565
Net income	$17,582	$18,159	$4,069	$10,297	$3,216	$11,813	$6,153

Net income attributable to noncontrolling interest – Operating Partnership	(1,406)	(2,097)	(130)	(1,226)	(50)	(1,536)	(556)
Net income attributable to noncontrolling interests – consolidated real estate entities	(808)	(547)	(436)	(284)	(88)	(262)	(273)
Net income attributable to Investors Real Estate Trust	15,368	15,515	3,503	8,787	3,078	10,015	5,324
Dividends to preferred shareholders	(8,636)	(6,350)	(2,879)	(2,878)	(2,879)	(2,879)	(2,879)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$6,732	$9,165	$624	$5,909	$199	$7,136	$2,445

Per Share Data
Earnings (loss) per common share from continuing operations – Investors Real Estate Trust – basic & diluted	$.01	$.05	$.00	$.01	$.00	$.04	$.01
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic & diluted	.05	.05	.00	.05	.00	.03	.02
Net income per common share – basic & diluted	$.06	$.10	$.00	$.06	$.00	$.07	$.03

Percentage of Revenues
Real estate expenses	39.7%	39.8%	38.3%	40.0%	40.9%	40.4%	40.2%
Depreciation/amortization	27.0%	25.3%	25.9%	26.1%	29.2%	24.7%	24.6%
General and administrative	4.0%	3.5%	3.9%	3.8%	4.2%	3.3%	3.6%
Interest	22.4%	25.3%	22.4%	22.5%	22.4%	22.7%	24.1%
Income from discontinued operations	3.2%	3.0%	0.7%	8.2%	0.9%	5.9%	2.5%
Net income	8.9%	9.9%	6.0%	15.7%	4.9%	18.4%	9.8%

Ratios
EBITDA(1)/Interest expense	2.25x	2.23x	2.13x	2.37x	2.23x	2.41x	2.34x
EBITDA(1)/Interest expense plus preferred distributions	1.90x	1.98x	1.81x	2.00x	1.88x	2.03x	1.98x

(1)	See Definitions on page 30. EBITDA is a non-GAAP measure; see page 9 for a reconciliation of EBITDA to net income.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
FUNDS FROM OPERATIONS (unaudited)
(in thousands, except per share and unit data)

	Nine Months Ended		Three Months Ended
	1/31/2014	1/31/2013	1/31/2014	10/31/2013	7/31/2013	4/30/2013	1/31/2013
Funds From Operations(1)
Net income attributable to Investors Real Estate Trust	$15,368	$15,515	$3,503	$8,787	$3,078	$10,015	$5,324
Less dividends to preferred shareholders	(8,636)	(6,350)	(2,879)	(2,878)	(2,879)	(2,879)	(2,879)
Net income available to common shareholders	6,732	9,165	624	5,909	199	7,136	2,445
Adjustments:
Noncontrolling interests – Operating Partnership	1,406	2,097	130	1,226	50	1,536	556
Depreciation and amortization	54,591	48,971	17,546	17,490	19,555	16,572	16,263
Impairment of real estate investments	6,658	0	4,798	57	1,803	305	0
Gain on depreciable property sales	$(6,999)	$(3,452)	(358)	(4,698)	(1,943)	(3,433)	(772)
Funds from operations applicable to common shares and Units	62,388	56,781	$22,740	$19,984	$19,664	$22,116	$18,492

FFO per share and unit - basic and diluted	$0.49	$0.50	$0.17	$0.16	$0.16	$0.19	$0.16

Adjusted funds from operations(1)
Funds from operations applicable to common shares and Units	$62,388	$56,781	$22,740	$19,984	$19,664	$22,116	$18,492
Adjustments:
Tenant improvements at stabilized properties	(8,389)	(6,747)	(4,205)	(1,841)	(2,343)	(3,092)	(3,156)
Leasing costs at stabilized properties	(2,870)	(4,517)	(1,219)	(735)	(916)	(610)	(2,231)
Recurring capital expenditures(1)	(3,858)	(5,303)	(1,093)	(1,364)	(1,401)	(687)	(1,614)
Straight-line rents	(2,136)	(2,208)	(818)	(666)	(652)	(883)	(576)
Non-real estate depreciation	266	299	99	82	85	82	80
Gain on involuntary conversion	(2,480)	(2,263)	(1,514)	0	(966)	(2,821)	0
Adjusted funds from operations applicable to common shares and Units	$42,921	$36,042	$13,990	$15,460	$13,471	$14,105	$10,995

AFFO per share and unit - basic and diluted	$0.34	$0.32	$0.11	$0.12	$0.11	$0.12	$0.10

Weighted average shares and units	126,302	113,358	128,027	126,713	124,179	118,192	115,207

(1)	See Definitions on page 30.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA) (unaudited)
(in thousands)

	Nine Months Ended		Three Months Ended
	1/31/2014	1/31/2013	1/31/2014	10/31/2013	07/31/2013	04/30/2013	01/31/2013
EBITDA(1)
Net income attributable to Investors Real Estate Trust	$15,368	$15,515	$3,503	$8,787	$3,078	$10,015	$5,324
Adjustments:
Noncontrolling interests – Operating Partnership	1,406	2,097	130	1,226	50	1,536	556
Income before noncontrolling interests – Operating Partnership	16,774	17,612	3,633	10,013	3,128	11,551	5,880
Add:
Interest expense	44,946	48,617	15,159	14,904	14,883	15,069	15,731
Depreciation/amortization related to real estate investments	52,093	46,716	16,825	16,675	18,593	15,759	15,506
Amortization related to non-real estate investments	2,590	2,426	758	839	993	848	794
Amortization related to real estate revenues(2)	175	126	62	59	54	49	43
Less:
Interest income	(1,346)	(176)	(573)	(585)	(188)	(46)	(70)
Gain on sale of real estate, land and other investments	(6,999)	(3,452)	(358)	(4,698)	(1,943)	(3,433)	(772)
Gain on involuntary conversion	(2,480)	(2,263)	(1,514)	0	(966)	(2,821)	0
EBITDA	$105,753	$109,606	$33,992	$37,207	$34,554	$36,976	$37,112
(1)	Definitions on page 30.
(2)	Included in real estate revenue in the Statement of Operations.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* ANALYSIS
(in thousands)
Debt Maturity Schedule
Annual Expirations
Total Mortgage Debt*

160,000
144,000
128,000
112,000
96,000
80,000
64,000
48,000
32,000
16,000
-
4.64%
5.56%
5.50%
6.12%
5.03%
5.86%
5.87%
5.30%
5.61%
4.25%
4.48%
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
Thereafter
Multi-Family Residential
Commercial Office
Commercial Healthcare
Commercial Industrial
Commercial Retail

	Future Maturities of Mortgage Debt
Fiscal Year	Fixed Debt	Variable Debt	Total Debt	Weighted Average(1)	% of Total Debt
2014	$12,798	$2,807	$15,605	4.64%	1.6%
2015	66,537	0	66,537	5.56%	6.6%
2016	73,185	0	73,185	5.50%	7.3%
2017	171,689	0	171,689	6.12%	17.0%
2018	76,265	0	76,265	5.03%	7.5%
2019	91,574	5,495	97,069	5.86%	9.6%
2020	111,908	0	111,908	5.87%	11.1%
2021	131,909	0	131,909	5.30%	13.1%
2022	130,959	0	130,959	5.61%	13.0%
2023	38,114	0	38,114	4.25%	3.8%
Thereafter	95,284	0	95,284	4.48%	9.4%
Total maturities	$1,000,222	$8,302	$1,008,524	5.48%	100.0%
(1)	Weighted average interest rate of debt that matures in fiscal year.
	1/31/2014	10/31/2013	7/31/2013	4/30/2013	1/31/2013
Balances Outstanding
Mortgage
Fixed rate	$1,000,222	$1,012,813	$1,014,632	$1,022,990	$1,004,567
Variable rate	8,302	8,357	15,775	26,216	37,056
Mortgage total	$1,008,524	$1,021,170	$1,030,407	$1,049,206	$1,041,623

Weighted Average Interest Rates
Secured	5.48%	5.50%	5.54%	5.55%	5.65%

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* DETAIL AS OF JANUARY 31, 2014
(in thousands)
Property	Maturity Date	Fiscal 2014	Fiscal 2015	Fiscal 2016	Fiscal 2017	Thereafter	Total(1)

Multi-Family Residential
Monticello Village - Monticello, MN (2)	3/1/2014	$2,808	$0	$0	$0	$0	$2,808
Evergreen II - Isanti, MN	11/1/2014	0	2,119	0	0	0	2,119
Campus Center - St Cloud, MN	6/1/2015	0	0	1,225	0	0	1,225
Campus Knoll - St Cloud, MN	6/1/2015	0	0	817	0	0	817
Landmark - Grand Forks, ND	8/24/2015	0	0	1,654	0	0	1,654
Regency Park Estates - St Cloud, MN	1/1/2016	0	0	6,864	0	0	6,864
Pebble Springs – Bismarck, ND	7/1/2016	0	0	0	779	0	779
Southview – Minot, ND	7/1/2016	0	0	0	1,065	0	1,065
Summary of Debt due after Fiscal 2017		0	0	0	0	372,319	372,319
Sub-Total Multi-Family Residential		$2,808	$2,119	$10,560	$1,844	$372,319	$389,650

Commercial Office
Whitewater Plaza - Minnetonka, MN (3)	3/1/2014	$2,487	$0	$0	$0	$0	$2,487
Whitewater Plaza - Minnetonka, MN (3)	3/1/2014	1,289	0	0	0	0	1,289
Viromed - Eden Prairie, MN (2)	4/1/2014	83	0	0	0	0	83
Wirth Corporate Center - Golden Valley, MN (4)	4/1/2014	3,538	0	0	0	0	3,538
TCA Building - Eagan, MN (5)	5/1/2014	0	6,722	0	0	0	6,722
Burnsville Bluffs II - Burnsville, MN	8/8/2014	0	1,690	0	0	0	1,690
Plymouth IV - Plymouth, MN	8/8/2014	0	3,117	0	0	0	3,117
Plymouth V - Plymouth, MN	8/8/2014	0	3,642	0	0	0	3,642
Plaza VII - Boise, ID	9/1/2014	0	946	0	0	0	946
Crosstown Centre - Eden Prairie, MN	12/1/2014	0	3,209	0	0	0	3,209
Crosstown Centre - Eden Prairie, MN	12/1/2014	0	9,627	0	0	0	9,627
Northgate I - Maple Grove, MN	12/10/2014	0	5,024	0	0	0	5,024
Plymouth I - Plymouth, MN	12/10/2014	0	1,126	0	0	0	1,126
Plymouth II - Plymouth, MN	12/10/2014	0	1,126	0	0	0	1,126
Plymouth III - Plymouth, MN	12/10/2014	0	1,386	0	0	0	1,386
Benton Business Park - Sauk Rapids, MN	1/1/2015	0	508	0	0	0	508
West River Business Park - Waite Park, MN	1/1/2015	0	508	0	0	0	508
Highlands Ranch I - Highlands Ranch, CO	3/1/2015	0	8,050	0	0	0	8,050
Highlands Ranch II - Highlands Ranch, CO	3/1/2015	0	7,677	0	0	0	7,677
US Bank Financial Center - Bloomington, MN	7/1/2015	0	0	13,186	0	0	13,186
Rapid City 900 Concourse Drive - Rapid City, SD	8/1/2015	0	0	818	0	0	818
Westgate I - Boise, ID	8/1/2015	0	0	1,167	0	0	1,167
Westgate II - Boise, ID	8/1/2015	0	0	2,857	0	0	2,857
Brook Valley I - LaVista, NE	1/1/2016	0	0	1,268	0	0	1,268
Spring Valley IV - Omaha, NE	1/1/2016	0	0	754	0	0	754
Spring Valley V - Omaha, NE	1/1/2016	0	0	830	0	0	830
Spring Valley X - Omaha, NE	1/1/2016	0	0	770	0	0	770
Spring Valley XI - Omaha, NE	1/1/2016	0	0	755	0	0	755
American Corporate Center – Mendota Heights, MN	9/1/2016	0	0	0	8,824	0	8,824
Mendota Office Center I – Mendota Heights, MN	9/1/2016	0	0	0	3,800	0	3,800
Mendota Office Center II - Mendota Heights, MN	9/1/2016	0	0	0	5,614	0	5,614
Mendota Office Center III - Mendota Heights, MN	9/1/2016	0	0	0	3,858	0	3,858

 INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* DETAIL AS OF JANUARY 31, 2014 (continued)
(in thousands)
Property	Maturity Date	Fiscal 2014	Fiscal 2015	Fiscal 2016	Fiscal 2017	Thereafter	Total(1)

Commercial Office - continued
Mendota Office Center IV - Mendota Heights, MN	9/1/2016	$0	$0	$0	$4,587	$0	$4,587
Corporate Center West – Omaha, NE	10/6/2016	0	0	0	17,315	0	17,315
Farnam Executive Center – Omaha, NE	10/6/2016	0	0	0	12,160	0	12,160
Flagship – Eden Prarie, MN	10/6/2016	0	0	0	21,565	0	21,565
Gateway Corporate Center – Woodbury, MN	10/6/2016	0	0	0	8,700	0	8,700
Miracle Hills One – Omaha, NE	10/6/2016	0	0	0	8,895	0	8,895
Pacific Hills – Omaha, NE	10/6/2016	0	0	0	16,770	0	16,770
Riverport – Maryland Heights, MO	10/6/2016	0	0	0	19,690	0	19,690
Timberlands – Leawood, KS	10/6/2016	0	0	0	13,155	0	13,155
Woodlands Plaza IV – Maryland Heights, MO	10/6/2016	0	0	0	4,360	0	4,360
2030 Cliff Road – Eagan, MN	1/11/2017	0	0	0	945	0	945
Summary of Debt due after Fiscal 2017		0	0	0	0	98,908	98,908
Sub-Total Commercial Office		$7,397	$54,358	$22,405	$150,238	$98,908	$333,306

Commercial Healthcare
High Pointe Health Campus - Lake Elmo, MN (6)	4/1/2014	$5,400	$0	$0	$0	$0	$5,400
Edgewood Vista - Billings, MT	12/10/2014	0	1,856	0	0	0	1,856
Edgewood Vista - East Grand Forks, MN	12/10/2014	0	2,827	0	0	0	2,827
Edgewood Vista - Sioux Falls, SD	12/10/2014	0	1,063	0	0	0	1,063
Garden View Medical - St Paul, MN	8/1/2015	0	0	923	0	0	923
Edina 6363 France Medical - St Paul, MN	8/6/2015	0	0	9,895	0	0	9,895
2800 Medical Building - Minneapolis, MN	9/1/2015	0	0	5,253	0	0	5,253
2828 Medical Building - Minneapolis, MN	9/1/2015	0	0	8,258	0	0	8,258
Edina 6405 France Medical - Edina, MN	9/1/2015	0	0	8,552	0	0	8,552
Ritchie Medical Plaza - St Paul, MN	9/1/2015	0	0	6,288	0	0	6,288
Airport Medical – Bloomington, MN	6/1/2016	0	0	0	850	0	850
Park Dental – Brooklyn Center, MN	6/1/2016	0	0	0	488	0	488
Edgewood Vista – Fargo, ND	10/25/2016	0	0	0	12,541	0	12,541
Sartell 2000 23rd St S – Sartell, MN	12/1/2016	0	0	0	2,662	0	2,662
Billings 2300 Grant Road – Billings, MT	12/31/2016	0	0	0	1,499	0	1,499
Missoula 3050 Great Northern Ave – Missoula, MT	12/31/2016	0	0	0	1,567	0	1,567
Summary of Debt due after Fiscal 2017		0	0	0	0	174,513	174,513
Sub-Total Commercial Healthcare		$5,400	$5,746	$39,169	$19,607	$174,513	$244,435

Commercial Industrial
Stone Container - Fargo, ND	12/1/2015	0	0	469	0	0	469
Stone Container - Fargo, ND	12/1/2015	0	0	582	0	0	582
Summary of Debt due after Fiscal 2017		0	0	0	0	12,909	12,909
Sub-Total Commercial Industrial		$0	$0	$1,051	$0	$12,909	$13,960

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* DETAIL AS OF JANUARY 31, 2014 (continued)
(in thousands)

Property	Maturity Date	Fiscal 2014	Fiscal 2015	Fiscal 2016	Fiscal 2017	Thereafter	Total(1)
Commercial Retail
Omaha Barnes & Noble - Omaha, NE	6/1/2014	0	2,306	0	0	0	2,306
Jamestown Buffalo Mall - Jamestown, ND	9/1/2014	0	222	0	0	0	222
Fargo Express Center - Fargo, ND	10/1/2014	0	897	0	0	0	897
Lakeville Strip Center - Lakeville, MN	10/1/2014	0	889	0	0	0	889
Summary of Debt due after Fiscal 2017		0	0	0	0	22,859	22,859
Sub-Total Commercial Retail		$0	$4,314	$0	$0	$22,859	$27,173

Total		$15,605	$66,537	$73,185	$171,689	$681,508	$1,008,524
*	Mortgage debt does not include the Company's multi-bank line of credit or construction loans. The line of credit has a maturity date of December 1, 2016; as of January 31, 2014, the Company had borrowings of $22.5 million outstanding under this line. Construction loans and other debt totaled $47.7 million as of January 31, 2014.
(1)	Totals are principal balances as of January 31, 2014.
(2)	Loan was paid off subsequent to January 31, 2014.
(3)	Loan was renewed subsequent to January 31, 2014.
(4)	Loan has anticipated payoff on April 1, 2014.
(5)	Loan was refinanced subsequent to January 31, 2014.
(6)	Loan is under application for renewal.

 INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CAPITAL ANALYSIS
(in thousands, except per share and unit amounts)

	Three Months Ended
	1/31/2014	10/31/2013	7/31/2013	4/30/2013	1/31/2013
Equity Capitalization
Common shares outstanding	106,937	105,554	104,226	101,488	94,386
Operating partnership (OP) units outstanding	21,799	21,836	21,849	21,635	21,489
Total common shares and OP units outstanding	128,736	127,390	126,075	123,123	115,875
Market price per common share (closing price at end of period)	$8.69	$8.62	$8.64	$9.73	$9.36
Equity capitalization-common shares and OP units	$1,118,716	$1,098,102	$1,089,288	$1,197,987	$1,084,590
Recorded book value of preferred shares	$138,674	$138,674	$138,674	$138,674	$138,674
Total equity capitalization	$1,257,390	$1,236,776	$1,227,962	$1,336,661	$1,223,264

Debt Capitalization
Total debt	$1,078,741	$1,062,788	$1,072,696	$1,077,282	$1,073,152
Total capitalization	$2,336,131	$2,299,564	$2,300,658	$2,413,943	$2,296,416

Total debt to total capitalization	0.46:1	0.46:1	0.47:1	0.45:1	0.47:1

	Nine Months Ended		Three Months Ended
	1/31/2014	1/31/2013	1/31/2014	10/31/2013	7/31/2013	4/30/2013	1/31/2013
Earnings to fixed charges(1)	1.17x	1.24x	1.15x	1.25x	1.13x	1.48x	1.26x
Earnings to combined fixed charges and preferred distributions(1)	0.99x	1.10x	0.97x	1.05x	0.95x	1.25x	1.07x
Debt service coverage ratio(1)	1.54x	1.56x	1.46x	1.64x	1.54x	1.64x	1.63x

Distribution Data
Common shares and units outstanding at record date	128,004	115,284	128,004	126,629	123,976	116,338	115,284
Total common distribution paid	$49,193	$44,126	$16,639	$16,461	$16,093	$15,124	$14,956
Common distribution per share and unit	$.3900	$.3900	$.1300	$.1300	$.1300	$.1300	$.1300
Payout ratio (FFO per share and unit basis)(1)	79.6%	78.0%	76.5%	81.3%	81.3%	68.4%	81.3%
Payout ratio (AFFO per share and unit basis)(1)	114.7%	121.9%	118.2%	108.3%	118.2%	108.3%	130.0%

(1)	See Definitions on page 30.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
STABILIZED PROPERTIES NET OPERATING INCOME SUMMARY
(in thousands)

	Stabilized Properties(1)			Stabilized Properties(1)
	Three Months Ended January 31,			Nine Months Ended January 31,
Segment	2014	2013	% Change	2014	2013	% Change
Multi-Family Residential	$10,918	$10,048	8.7%	$31,733	$31,512	0.7%
Commercial Office	10,357	9,776	5.9%	29,760	28,623	4.0%
Commercial Healthcare	12,905	11,752	9.8%	36,157	33,828	6.9%
Commercial Industrial	1,067	978	9.1%	3,024	2,673	13.1%
Commercial Retail	2,180	2,235	(2.5%)	6,465	6,422	0.7%
	$37,427	$34,789	7.6%	$107,139	$103,058	4.0%
(1)	See list of properties excluded from stabilized properties on page ii.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NET OPERATING INCOME DETAIL
(in thousands)
	Three Months Ended January 31, 2014
	Reporting Segments
	Multi-Family Residential	Commercial Office	Commercial Healthcare	Commercial Industrial	Commercial Retail	Corporate and Other	Total
Real estate rental revenue
Stabilized(1)	$19,352	$19,394	$16,969	$1,466	$3,448	$0	$60,629
Non-stabilized	6,496	0	273	198	33	0	7,000
Total	25,848	19,394	17,242	1,664	3,481	0	67,629

Real estate expenses
Stabilized(1)	8,434	9,037	4,064	399	1,268	0	23,202
Non-stabilized	2,564	0	56	94	11	0	2,725
Total	10,998	9,037	4,120	493	1,279	0	25,927

Gain on involuntary conversion
Stabilized(1)	0	0	0	0	0	0	0
Non-stabilized	1,514	0	0	0	0	0	1,514
Total	1,514	0	0	0	0	0	1,514

Net operating income (NOI)
Stabilized(1)	10,918	10,357	12,905	1,067	2,180	0	37,427
Non-stabilized	5,446	0	217	104	22	0	5,789
Net operating income	$16,364	$10,357	$13,122	$1,171	$2,202	$0	$43,216

Reconciliation of NOI to net income (loss) available to common shareholders
Depreciation/amortization	$(5,444)	$(5,776)	$(4,938)	$(457)	$(792)	$(82)	$(17,489)
Administrative, advisory and trustee fees	0	0	0	0	0	(2,662)	(2,662)
Impairment of real estate investments	0	0	0	0	0	(4,798)	(4,798)
Other expenses	0	0	0	0	0	(273)	(273)
Interest expense	(5,491)	(5,083)	(4,053)	(213)	(421)	131	(15,130)
Interest and other income	0	0	0	0	0	740	740
Income (loss) from continuing operations	5,429	(502)	4,131	501	989	(6,944)	3,604
(Loss) income from discontinued operations	(205)	0	0	861	(191)	0	465
Net income (loss)	5,224	(502)	4,131	1,362	798	(6,944)	4,069
Net income attributable to noncontrolling interests – Operating Partnership	0	0	0	0	0	(130)	(130)
Net income attributable to noncontrolling interests – consolidated real estate entities	0	0	0	0	0	(436)	(436)
Net income (loss) attributable to Investors Real Estate Trust	5,224	(502)	4,131	1,362	798	(7,510)	3,503
Dividends to preferred shareholders	0	0	0	0	0	(2,879)	(2,879)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$5,224	(502)	4,131	1,362	798	$(10,389)	$624
(1)	See list of properties excluded from stabilized properties on page ii.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NET OPERATING INCOME DETAIL
(in thousands)
	Three Months Ended January 31, 2013
	Reporting Segments
	Multi-Family Residential	Commercial Office	Commercial Healthcare	Commercial Industrial	Commercial Retail	Corporate and Other	Total
Real estate rental revenue
Stabilized(1)	$18,901	$19,046	$15,869	$1,404	$3,485	$0	$58,705
Non-stabilized	3,958	0	83	334	0	0	4,375
Total	22,859	19,046	15,952	1,738	3,485	0	63,080

Real estate expenses
Stabilized(1)	8,853	9,270	4,117	426	1,250	0	23,916
Non-stabilized	1,355	0	11	66	0	0	1,432
Total	10,208	9,270	4,128	492	1,250	0	25,348

Net operating income (NOI)
Stabilized(1)	10,048	9,776	11,752	978	2,235	0	34,789
Non-stabilized	2,603	0	72	268	0	0	2,943
Net operating income	$12,651	$9,776	$11,824	$1,246	$2,235	$0	$37,732

Reconciliation of NOI to net income (loss) available to common shareholders
Depreciation/amortization	$(4,541)	$(5,250)	$(4,451)	$(409)	$(762)	$(80)	$(15,493)
Administrative, advisory and trustee fees	0	0	0	0	0	(2,245)	(2,245)
Other expenses	0	0	0	0	0	(464)	(464)
Interest expense	(5,306)	(5,269)	(3,634)	(359)	(522)	(107)	(15,197)
Interest and other income	0	0	0	0	0	255	255
Income (loss) from continuing operations	2,804	(743)	3,739	478	951	(2,641)	4,588
Income (loss) from discontinued operations	782	104	0	681	(2)	0	1,565
Net income (loss)	3,586	(639)	3,739	1,159	949	(2,641)	6,153
Net income attributable to noncontrolling interests – Operating Partnership	0	0	0	0	0	(556)	(556)
Net income attributable to noncontrolling interests – consolidated real estate entities	0	0	0	0	0	(273)	(273)
Net income (loss) attributable to Investors Real Estate Trust	3,586	(639)	3,739	1,159	949	(3,470)	5,324
Dividends to preferred shareholders	0	0	0	0	0	(2,879)	(2,879)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$3,586	(639)	3,739	1,159	949	$(6,349)	$2,445
(1)	See list of properties excluded from stabilized properties on page ii.

 INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NET OPERATING INCOME DETAIL
(in thousands)

	Nine Months Ended January 31, 2014
	Reporting Segments
	Multi-Family Residential	Commercial Office	Commercial Healthcare	Commercial Industrial	Commercial Retail	Corporate and Other	Total
Real estate rental revenue
Stabilized(1)	$57,945	$58,075	$48,470	$4,218	$10,048	$0	$178,756
Non-stabilized	17,714	0	870	1,055	104	0	19,743
Total	75,659	58,075	49,340	5,273	10,152	0	198,499

Real estate expenses
Stabilized(1)	26,212	28,315	12,313	1,194	3,583	0	71,617
Non-stabilized	6,794	0	221	253	13	0	7,281
Total	33,006	28,315	12,534	1,447	3,596	0	78,898

Gain on involuntary conversion
Stabilized(1)	0	0	0	0	0	0	0
Non-stabilized	2,480	0	0	0	0	0	2,480
Total	2,480	0	0	0	0	0	2,480

Net operating income (NOI)
Stabilized(1)	31,733	29,760	36,157	3,024	6,465	0	107,139
Non-stabilized	13,400	0	649	802	91	0	14,942
Net operating income	$45,133	$29,760	$36,806	$3,826	$6,556	$0	$122,081

Reconciliation of NOI to net income (loss) available to common shareholders
Depreciation/amortization	$(16,527)	$(16,564)	$(16,510)	$(1,410)	$(2,396)	$(249)	$(53,656)
Administrative, advisory and trustee services	0	0	0	0	0	(7,942)	(7,942)
Impairment of real estate investments	0	0	0	0	0	(4,798)	(4,798)
Other expenses	0	0	0	0	0	(1,630)	(1,630)
Interest expense	(16,276)	(15,271)	(11,776)	(768)	(1,406)	972	(44,525)
Interest and other income	0	0	0	0	0	1,602	1,602
Income (loss) from continuing operations	12,330	(2,075)	8,520	1,648	2,754	(12,045)	11,132
(Loss) income from discontinued operations	(99)	6,014	0	1,115	(580)	0	6,450
Net income (loss)	12,231	3,939	8,520	2,763	2,174	(12,045)	17,582
Net income attributable to noncontrolling interests – Operating Partnership	0	0	0	0	0	(1,406)	(1,406)
Net income attributable to noncontrolling interests – consolidated real estate entities	0	0	0	0	0	(808)	(808)
Net income (loss) attributable to Investors Real Estate Trust	12,231	3,939	8,520	2,763	2,174	(14,259)	15,368
Dividends to preferred shareholders	0	0	0	0	0	(8,636)	(8,636)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$12,231	$3,939	$8,520	$2,763	$2,174	$(22,895)	$6,732
(1)	See list of properties excluded from stabilized properties on page ii.

 INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NET OPERATING INCOME DETAIL
(in thousands)

	Nine Months Ended January 31, 2013
	Reporting Segments
	Multi-Family Residential	Commercial Office	Commercial Healthcare	Commercial Industrial	Commercial Retail	Corporate and Other	Total
Real estate rental revenue
Stabilized(1)	$56,285	$56,214	$46,203	$3,815	$9,912	$0	$172,429
Non-stabilized	10,473	0	83	889	0	0	11,445
Total	66,758	56,214	46,286	4,704	9,912	0	183,874

Real estate expenses
Stabilized(1)	24,773	27,591	12,375	1,142	3,490	0	69,371
Non-stabilized	3,511	0	12	208	0	0	3,731
Total	28,284	27,591	12,387	1,350	3,490	0	73,102

Gain on involuntary conversion
Stabilized(1)	0	0	0	0	0	0	0
Non-stabilized	2,263	0	0	0	0	0	2,263
Total	2,263	0	0	0	0	0	2,263

Net operating income (NOI)
Stabilized(1)	31,512	28,623	33,828	2,673	6,422	0	103,058
Non-stabilized	9,225	0	71	681	0	0	9,977
Net operating income	$40,737	$28,623	$33,899	$3,354	$6,422	$0	$113,035

Reconciliation of NOI to net income (loss) available to common shareholders
Depreciation/amortization	$(13,810)	$(15,746)	$(13,243)	$(1,168)	$(2,239)	$(299)	$(46,505)
Administrative, advisory and trustee services	0	0	0	0	0	(6,402)	(6,402)
Other expenses	0	0	0	0	0	(1,496)	(1,496)
Interest expense	(15,280)	(15,845)	(11,575)	(1,143)	(1,825)	(886)	(46,554)
Interest and other income	0	0	0	0	0	600	600
Income (loss) from continuing operations	11,647	(2,968)	9,081	1,043	2,358	(8,483)	12,678
Income (loss) from discontinued operations	3,689	248	(59)	1,557	46	0	5,481
Net income (loss)	15,336	(2,720)	9,022	2,600	2,404	(8,483)	18,159
Net income attributable to noncontrolling interests – Operating Partnership	0	0	0	0	0	(2,097)	(2,097)
Net income attributable to noncontrolling interests – consolidated real estate entities	0	0	0	0	0	(547)	(547)
Net income (loss) attributable to Investors Real Estate Trust	15,336	(2,720)	9,022	2,600	2,404	(11,127)	15,515
Dividends to preferred shareholders	0	0	0	0	0	(6,350)	(6,350)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$15,336	$(2,720)	$9,022	$2,600	$2,404	$(17,477)	$9,165
(1)	See list of properties excluded from stabilized properties on page ii.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
STABILIZED PROPERTIES AND ALL PROPERTIES PHYSICAL OCCUPANCY LEVELS BY SEGMENT
3rd Quarter Fiscal 2014 vs. 3rd Quarter Fiscal 2013

Segments	Stabilized Properties		All Properties
	3rd Quarter	3rd Quarter	3rd Quarter	3rd Quarter
	Fiscal 2014	Fiscal 2013	Fiscal 2014	Fiscal 2013
Multi-Family Residential	93.5%	94.5%	91.8%	93.5%
Commercial Office	80.4%	78.9%	80.4%	78.9%
Commercial Healthcare	96.4%	94.9%	96.5%	94.8%
Commercial Industrial	85.6%	93.2%	86.2%	94.4%
Commercial Retail	86.9%	88.3%	86.9%	88.3%

Stabilized Physical Occupancy Levels by Segment
100.0%
95.0%
90.0%
85.0%
80.0%
75.0%
Multi-Family Residential
Commercial Office
Commercial Healthcare
Commercial Industrial
Commercial Retail
3rd Quarter Fiscal 2014
3rd Quarter Fiscal 2013

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
MULTI-FAMILY RESIDENTIAL SUMMARY(2)

	Three Months Ended
	1/31/2014	10/31/2013	7/31/2013	4/31/2013	1/31/2013
Number of Units	10,725	10,705	10,351	10,280	9,924
Average Investment Per Unit
Stabilized	$61,187	$60,592	$60,118	$58,765	$58,506
Non-Stabilized	96,467	93,353	86,581	87,408	87,083
All Properties	$68,728	$67,034	$64,743	$63,659	$63,107

Average Scheduled Rent(1) per Unit
Stabilized	$781	$771	$764	$748	$742
Non-Stabilized	1,010	976	955	944	994
All Properties	$830	$811	$797	$781	$782

Total Receipts per Unit
Stabilized	$767	$768	$754	$739	$731
Non-Stabilized	947	951	968	954	1,004
All Properties	$806	$804	$792	$776	$775

Total Recurring Capital Expenditures per Unit(1)	$130	$160	$164	$176	$134

Physical Occupancy%
Stabilized	93.5%	94.6%	93.3%	94.7%	94.0%
Non-Stabilized	85.3%	90.4%	90.7%	94.5%	91.4%
All Properties	91.8%	93.8%	92.9%	94.6%	93.6%

Operating Expenses as a % of Scheduled Rent
Stabilized	43.0%	45.6%	46.4%	44.0%	47.3%
Non-Stabilized	39.8%	41.0%	40.7%	43.0%	38.7%
All Properties	42.2%	44.5%	45.2%	43.8%	45.5%
(1)	See Definitions on page 30.
(2)	Previously-reported amounts are not revised for discontinued operations or changes in the composition of the stabilized properties pool.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASING SUMMARY (Stabilized Properties)

Commercial Leasing Activity
During fiscal year 2014, we have executed new and renewal commercial leases for our stabilized rental properties on 282,292 square feet for the three months ended January 31, 2014 and 1.3 million square feet for the nine months ended January 31, 2014.  As a result of our leasing efforts, occupancy in our stabilized commercial portfolio increased to 86.4% as of January 31, 2014, up from 86.3% as of January 31, 2013.
The total leasing activity for our stabilized commercial rental properties, expressed in square feet of leases signed during the period, and the resulting physical occupancy levels are as follows:
Three Months Ended January 31, 2014
	Square Feet of New Leases(1)		Square Feet of Leases Renewed(1) (2)		Total Square Feet of Leases Executed(1)		Physical Occupancy

Segments	2014	2013	2014	2013	2014	2013	2014	2013
Office	64,288	34,280	80,424	32,055	144,712	66,335	80.4%	78.9%
Healthcare	175	11,656	17,734	0	17,909	11,656	96.4%	94.9%
Industrial	64,000	0	0	0	64,000	0	85.6%	93.2%
Retail	27,107	24,925	28,564	16,457	55,671	41,382	86.9%	88.3%
Total	155,570	70,861	126,722	48,512	282,292	119,373	86.4%	86.3%
(1)
The leasing activity presented is based on leases signed or executed for our stabilized rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Results include properties classified in discontinued operations; prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations in the current period.

(2)	Leases renewed include the retained occupancy of tenants on a month-to-month basis past their original lease expiration date.
Nine Months Ended January 31, 2014
	Square Feet of New Leases(1)		Square Feet of Leases Renewed(1) (2)		Total Square Feet of Leases Executed(1)		Physical Occupancy

Segments	2014	2013	2014	2013	2014	2013	2014	2013
Office	278,143	144,145	222,798	127,032	500,941	271,177	80.4%	78.9%
Healthcare	31,268	21,882	34,996	11,456	66,264	33,338	96.4%	94.9%
Industrial	234,403	0	251,831	9,702	486,234	9,702	85.6%	93.2%
Retail	124,966	64,202	78,257	55,987	203,223	120,189	86.9%	88.3%
Total	668,780	230,229	587,882	204,177	1,256,662	434,406	86.4%	86.3%
(1)
The leasing activity presented is based on leases signed or executed for our stabilized rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Results include properties classified in discontinued operations; prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations in the current period.

(2)	Leases renewed include the retained occupancy of tenants on a month-to-month basis past their original lease expiration date.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASING SUMMARY (Stabilized Properties)

New Leases
The following table sets forth the average effective rents and the estimated costs of tenant improvements and leasing commissions, on a per square foot basis, that we are obligated to fulfill under the new leases signed for our stabilized commercial rental properties:
Three Months Ended January 31, 2014
	Square Feet of New Leases(1)		Average Term in Years		Average Effective Rent(2)		Estimated Tenant Improvement Cost per Square Foot(1)		Leasing Commissions per Square Foot(1)
	2014	2013	2014	2013	2014	2013	2014	2013	2014	2013
Office	64,288	34,280	3.6	5.4	$13.85	$12.40	$6.76	$8.76	$3.20	$4.93
Healthcare	175	11,656	0.8	5.1	13.71	14.24	0	0	0	0
Industrial	64,000	0	2.8	0	3.03	0	0	0	0.03	0
Retail	27,107	24,925	5.4	5.9	10.94	13.14	2.89	23.64	5.61	1.46
Total	155,570	70,861	3.9	5.6	$8.89	$12.96	$3.30	$12.55	$2.31	$2.90
(1)
The leasing activity presented is based on leases signed or executed for our stabilized rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Results include properties classified in discontinued operations; prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations in the current period. Tenant improvements and leasing commissions presented are based on square feet leased during the period.

(2)
Effective rents represent average annual base rental payments, on a straight-line basis for the term of each lease, excluding operating expense reimbursements. The underlying leases contain various expense structures including gross, modified gross, net and triple net.

Nine Months Ended January 31, 2014
	Square Feet of New Leases(1)		Average Term in Years		Average Effective Rent(2)		Estimated Tenant Improvement Cost per Square Foot(1)		Leasing Commissions per Square Foot(1)
	2014	2013	2014	2013	2014	2013	2014	2013	2014	2013
Office	278,143	144,145	4.3	4.6	$14.26	$13.05	$13.10	$8.51	$4.33	$3.72
Healthcare	31,268	21,882	4.8	6.6	21.38	18.15	49.66	20.04	6.75	2.61
Industrial	234,403	0	3.1	0	3.55	0	0.13	0	0.50	0
Retail	124,966	64,202	5.4	4.9	5.70	9.41	1.84	9.89	4.47	0.84
Total	668,780	230,229	4.4	4.9	$9.24	$12.52	$8.16	$9.99	$3.13	$2.81
(1)
The leasing activity presented is based on leases signed or executed for our stabilized rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Results include properties classified in discontinued operations; prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations in the current period. Tenant improvements and leasing commissions presented are based on square feet leased during the period.

(2)
Effective rents represent average annual base rental payments, on a straight-line basis for the term of each lease, excluding operating expense reimbursements. The underlying leases contain various expense structures including gross, modified gross, net and triple net.

Our ability to maintain or increase occupancy rates is a principal driver of maintaining and increasing the average effective rents in our commercial segments. The decrease in the average effective rental rates of new leases executed in the nine months ended January 31, 2014 in our commercial retail segment when compared to new leases executed for the same period in the prior year is due to the signing of a new anchor tenant lease at our Jamestown Buffalo Mall property. In June of 2013, we executed a ten year lease with an effective date of August 1, 2013 for 84,338 square feet with a new anchor tenant at an average effective rent of $2.75 per square foot. This space was vacated by the former anchor tenant, which was paying $1.70 per square foot at the time their lease expired on May 31, 2013. Absent this transaction, the average effective rental rate for leases executed in our commercial retail segment in the nine months ended January 31, 2014 would have been $11.83 per square foot. The decrease in the average effective rental rate of new leases executed in the total commercial portfolio for the nine months ended January 31, 2014 when compared to the same period in the prior year is due primarily to the lease transaction mentioned above and the fact that there were no new commercial industrial leases executed in the nine months ended January 31, 2013. The decrease in the average effective rental rate of new leases executed in the total commercial portfolio for the three months ended January 31, 2014 when compared to the same period in the prior year is due solely to the fact that there were no new commercial industrial leases executed in the three months ended January 31, 2013.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASING SUMMARY (Stabilized Properties)

Lease Renewals
The following table summarizes our lease renewal activity within our stabilized commercial segments (square feet data in thousands):
Three Months Ended January 31, 2014
	Square Feet of Leases Renewed(1)		Percent of Expiring Leases Renewed(2)		Average Term in Years		Weighted Average Growth (Decline) in Effective Rents(3)		Estimated Tenant Improvement Cost per Square Foot(1)		Leasing Commissions per Square Foot(1)
	2014	2013	2014	2013	2014	2013	2014	2013	2014	2013	2014	2013
Office	80,424	32,055	44.4%	49.1%	3.2	1.8	(1.0%)	13.0%	$4.54	$0	$1.87	$0.54
Healthcare	17,734	0	100.0%	82.0%	2.3	0	9.6%	0%	0	0	0.02	0
Industrial	0	0	0%	53.6%	0	0	0%	0%	0	0	0	0
Retail	28,564	16,457	100.0%	60.9%	4.0	3.2	13.3%	0.8%	4.63	0.85	0.06	0.57
Total	126,722	48,512	55.4%	62.5%	3.3	2.3	3.6%	9.4%	$3.93	$0.29	$1.20	$0.55
(1)
The leasing activity presented is based on leases signed or executed for our stabilized rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Results include properties classified in discontinued operations; prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations in the current period. Tenant improvements and leasing commissions are based on square feet leased during the period.

(2)
Renewal percentage of expiring leases is based on square footage of renewed leases and not the number of leases renewed. Expiring leases where the tenant retained occupancy on a month-to-month basis past the lease expiration date were considered to have been renewed.

(3)
Represents the percentage change in effective rent between the original leases and the renewal leases. Effective rents represent average annual base rental payments, on a straight-line basis for the term of each lease, excluding operating expense reimbursements. The underlying leases contain various expense structures including gross, modified gross, net and triple net.

Nine Months Ended January 31, 2014
	Square Feet of Leases Renewed(1)		Percent of Expiring Leases Renewed(2)		Average Term in Years		Weighted Average Growth (Decline) in Effective Rents(3)		Estimated Tenant Improvement Cost per Square Foot(1)		Leasing Commissions per Square Foot(1)
	2014	2013	2014	2013	2014	2013	2014	2013	2014	2013	2014	2013
Office	222,798	127,032	55.5%	88.9%	3.6	3.2	(2.4%)	1.9%	$4.69	$4.66	$3.31	$2.48
Healthcare	34,996	11,456	100.0%	89.9%	3.6	5.3	8.8%	9.7%	9.96	11.85	1.10	2.48
Industrial	251,831	9,702	42.3%	69.4%	3.2	3.3	7.5%	(6.1%)	0.32	0.52	0.48	0.52
Retail	78,257	55,987	46.0%	68.4%	3.7	3.3	10.0%	0.4%	1.88	0.25	0.05	0.26
Total	587,882	204,177	53.7%	82.8%	3.6	3.5	2.7%	2.3%	$2.76	$3.66	$1.53	$1.78
(1)
The leasing activity presented is based on leases signed or executed for our stabilized rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Results include properties classified in discontinued operations; prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations in the current period. Tenant improvements and leasing commissions are based on square feet leased during the period

(2)
Renewal percentage of expiring leases is based on square footage of renewed leases and not the number of leases renewed. Expiring leases where the tenant retained occupancy on a month-to-month basis past the lease expiration date were considered to have been renewed.

(3)
Represents the percentage change in effective rent between the original leases and the renewal leases. Effective rents represent average annual base rental payments, on a straight-line basis for the term of each lease, excluding operating expense reimbursements. The underlying leases contain various expense structures including gross, modified gross, net and triple net.

The decrease in the percent of expiring leases renewed in the nine months ended January 31, 2014 in our commercial retail segment when compared to the percent of expiring leases renewed for the same period in the prior year was due to the lease expiration of an anchor tenant at our Jamestown Buffalo Mall property which occupied 84,338 square feet. Although this lease expired on May 31, 2013, we were able to execute a lease with a new tenant for the entire 84,338 square feet with an effective date of August 1, 2013 that resulted in an increase in effective rent of 61.8% when compared to the rent paid by the prior tenant.  Not taking into account the previously mentioned vacated space, the percent of expiring leases renewed for our retail segment for the nine months ended January 31, 2014 would have been 87.7%.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASING SUMMARY (Stabilized Properties)

Lease Expirations
Our ability to maintain and improve occupancy rates, and base rents, primarily depends upon our continuing ability to re-lease expiring space. The following table reflects the in-service portfolio lease expiration schedule of our consolidated commercial segments properties, including square footage and annualized base rent for expiring leases, as of January 31, 2014.
Fiscal Year of Lease Expiration	# of Leases	Square Footage of Expiring Leases(3)	Percentage of Total Commercial Segments Leased Square Footage	Annualized Base Rent of Expiring Leases at Expiration(2)	Percentage of Total Commercial Segments Annualized Base Rent
2014(1)	86	558,714	6.2%	$6,658,548	5.4%
2015	128	865,562	9.6%	12,539,223	10.2%
2016	120	1,218,840	13.5%	17,053,103	13.8%
2017	116	1,183,764	13.1%	19,328,509	15.7%
2018	81	680,492	7.6%	11,732,667	9.5%
2019	77	1,285,678	14.3%	15,633,526	12.7%
2020	22	461,874	5.1%	4,779,779	3.9%
2021	33	317,115	3.5%	4,775,559	3.9%
2022	41	1,313,347	14.6%	16,106,939	13.0%
2023	12	471,436	5.2%	2,098,988	1.7%
Thereafter	56	662,280	7.3%	12,582,661	10.2%
Totals	772	9,019,102	100.0%	$123,289,502	100.0%
(1)	Includes month-to-month leases. As of January 31, 2014 month-to-month leases accounted for 416,107 square feet.
(2)	Annualized Base Rent is monthly scheduled rent as of January 1, 2014, multiplied by 12.
(3)
Assuming that none of the tenants exercise renewal or termination options, and including leases renewed prior to expiration. Also excludes 98,174 square feet of income producing real estate operated within a Taxable REIT Subsidiary.

Information on current market rents can be difficult to obtain, is highly subjective, and is often not directly comparable between properties. Accordingly, we believe the average effective rent realized on new leases and the increase or decrease in effective rent of lease renewals, as previously defined, are the most objective and meaningful performance measurements of our leasing activity.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
10 LARGEST COMMERCIAL TENANTS – BASED ON ANNUALIZED BASE RENT(1)
as of January 31, 2014

Tenant	Number of Properties	Average Remaining Lease Term in Months	% of Total Commercial Segments' Minimum Rents	Aggregate Rentable Square Feet	% of Aggregate Occupied Square Feet
Affiliates of Edgewood Vista	32	76	13.9%	1,481,647	16.3%
St. Luke's Hospital of Duluth, Inc.	6	26	3.7%	198,775	2.2%
Fairview Health Services	9	42	3.6%	247,019	2.7%
Applied Underwriters	3	37	2.4%	141,724	1.6%
HealthEast Care System	1	61	1.6%	114,316	1.3%
Affiliates of Siemens USA (NYSE: SI)	2	38	1.4%	112,848	1.2%
Microsoft (NASDAQ: MSFT)	1	59	1.3%	122,040	1.3%
Arcadis Corporate Services, Inc.	1	30	1.3%	71,430	0.8%
Nebraska Orthopaedic Hospital	1	182	1.3%	61,758	0.7%
State of Idaho Department of Health and Welfare	2	49	1.2%	103,342	1.1%
Total/Weighted Average		56	31.7%	2,654,899	29.2%
(1)	See Definitions on page 30.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASE EXPIRATIONS
as of January 31, 2014

	(dollars in thousands except average rental rates)
Fiscal Year	Number of Leases	Rentable Square Feet(1)	% of Rentable Square Feet	Annualized Rent(2)	Average Rental Rate	% of Annualized Base Rent
Commercial Office
2014(3)	38	141,817	4.0%	$1,782	$12.56	3.3%
2015	67	400,294	11.3%	7,299	18.23	13.5%
2016	53	553,632	15.7%	8,674	15.67	16.0%
2017	56	814,561	23.1%	14,228	17.47	26.3%
2018	39	454,638	12.9%	6,857	15.08	12.7%
2019 and thereafter	84	1,165,857	33.0%	15,258	13.09	28.2%
	337	3,530,799	100.0%	$54,098	$15.32	100.0%

Commercial Healthcare
2014(4)	27	376,645	11.4%	$4,557	$12.10	8.4%
2015	19	106,178	3.2%	2,829	26.64	5.2%
2016	27	272,348	8.3%	5,272	19.36	9.7%
2017	31	164,655	5.0%	3,411	20.72	6.3%
2018	23	185,262	5.6%	4,357	23.52	8.0%
2019 and thereafter	107	2,195,880	66.5%	33,760	15.37	62.4%
	234	3,300,968	100.0%	$54,186	$16.42	100.0%

Commercial Industrial
2014(5)	0	0	0.0%	$0	$0.00	0.0%
2015	1	30,000	2.8%	105	3.50	2.1%
2016	5	265,848	25.3%	1,608	6.05	31.5%
2017	1	69,600	6.7%	357	5.12	7.0%
2018	0	0	0.0%	0	0.00	0.0%
2019 and thereafter	9	684,663	65.2%	3,027	4.42	59.4%
	16	1,050,111	100.0%	$5,097	$4.85	100.0%

Commercial Retail
2014(6)	21	40,252	3.5%	$319	$7.93	3.2%
2015	41	329,090	28.9%	2,306	7.01	23.3%
2016	35	127,012	11.2%	1,499	11.80	15.1%
2017	28	134,948	11.9%	1,333	9.88	13.5%
2018	19	40,592	3.6%	519	12.77	5.2%
2019 and thereafter	41	465,330	40.9%	3,932	8.45	39.7%
	185	1,137,224	100.0%	$9,908	$8.71	100.0%

Commercial Total
2014(7)	86	558,714	6.2%	$6,658	$11.92	5.4%
2015	128	865,562	9.6%	12,539	14.49	10.2%
2016	120	1,218,840	13.5%	17,053	13.99	13.8%
2017	116	1,183,764	13.1%	19,329	16.33	15.7%
2018	81	680,492	7.6%	11,733	17.24	9.5%
2019 and thereafter	241	4,511,730	50.0%	55,977	12.41	45.4%
	772	9,019,102	100.0%	$123,289	$13.67	100.0%

(1)	Excludes 98,174 square feet of income producing real estate operated within a Taxable REIT Subsidiary.
(2)	Annualized Base Rent is monthly scheduled rent as of January 1, 2014 (cash basis), multiplied by 12.
(3)	Includes month-to-month leases. As of January 31, 2014 month-to-month leases accounted for 73,796 square feet.
(4)	Includes month-to-month leases. As of January 31, 2014 month-to-month leases accounted for 319,380 square feet.
(5)	The Commercial Industrial segment has no month-to-month leases in place as of January 31, 2014.
(6)	Includes month-to-month leases. As of January 31, 2014 month-to-month leases accounted for 22,931 square feet.
(7)	Includes month-to-month leases. As of January 31, 2014 month-to-month leases accounted for 416,107 square feet.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
FISCAL 2014 ACQUISITION SUMMARY
as of January 31, 2014
(dollars in thousands)

Property	Location	Segment Type	Acquisition Date	Square Feet/Units	Leased Percentage At Acquisition	January 31, 2014 Leased Percentage	Acquisition Cost

Alps Park	Rapid City, SD	Multi-Family Residential	May 1, 2013	71	97.2%	100.0%	$6,200
Chateau II	Minot, ND	Unimproved Land	May 21, 2013	n/a	n/a	n/a	179
Jamestown Unimproved	Jamestown, ND	Unimproved Land	August 9, 2013	n/a	n/a	n/a	700
RED 20(1)	Minneapolis, MN	Unimproved Land	August 20, 2013	n/a	n/a	n/a	1,900
Landing at Southgate(2)	Minot, ND	Multi-Family Residential	September 4, 2013	108	77.8%	92.6%	8,809
Southpoint	Grand Forks, ND	Multi-Family Residential	September 5, 2013	96	100.0%	96.9%	10,600
Pinecone Villas	Sartell, MN	Multi-Family Residential	October 31, 2013	24	83.3%	87.5%	2,800
Legends at Heritage Place	Sartell, MN	Commercial Healthcare and Unimproved Land	October 31, 2013	98,174	100.0%	100.0%	12,400
Cypress Court(3)	St. Cloud, MN	Multi-Family Residential	November 1, 2013	132	59.1%	66.7%	7,836
River Ridge(4)	Bismarck, ND	Multi-Family Residential	December 2, 2103	146	81.5%	81.5%	14,703
Spring Creek Fruitland	Fruitland, ID	Unimproved Land	January 21, 2014	n/a	n/a	n/a	335
			Total Square Feet	98,174			$66,462
			Total Units	577

(1)	The Company is an approximately 58.6% partner in the joint venture entity constructing this property; the anticipated total cost amount given is the total cost to the joint venture entity.
(2)
Development property placed in service September 4, 2013. Additional costs paid in fiscal year 2013 totaled $6.3 million, for a total project cost at January 31, 2014 of $15.1 million. The project is owned by a joint venture entity in which the Company has an approximately 51% interest.

(3)
Development property placed in service November 1, 2013. Additional costs paid in fiscal year 2013 totaled $5.8 million, for a total project cost at January 31, 2014 of $13.6 million. The project is owned by a joint venture entity in which the Company has an approximately 86% interest.

(4)
Development property placed in service December 2, 2013. Additional costs paid in fiscal year 2013 totaled $10.1 million, including land acquired in fiscal year 2009, for a total project cost at January 31, 2014 of $24.8 million.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
FISCAL 2014 DEVELOPMENT IN PROGESS SUMMARY
as of January 31, 2014
(dollars in thousands)

Property and Location	Planned Segment	Total Rentable Square Feet or # of Units	Percentage Leased or Committed	Anticipated Total Cost	Cost to Date	Anticipated Construction Completion
Dakota Commons - Williston, ND	Multi-Family Residential	44 units	0%	$10,736	$6,139	1st Quarter Fiscal 2015
Commons at Southgate - Minot, ND(1)	Multi-Family Residential	233 units	0%	37,201	23,492	2nd Quarter Fiscal 2015
Renaissance Heights I - Williston, ND(2)	Multi-Family Residential	288 units	8.6%	62,362	33,934	2nd Quarter Fiscal 2015
Arcata - Golden Valley, MN	Multi-Family Residential	165 units	0%	33,151	9,250	2nd Quarter Fiscal 2015
RED 20 - Minneapolis, MN(3)	Multi-Family Residential and Commercial	130 units and 10,625 sq ft	0%	29,462	9,333	2nd Quarter Fiscal 2015
Chateau II - Minot, ND(4)	Multi-Family Residential	72 units	0%	14,711	1,741	4th Quarter Fiscal 2015
Cardinal Point - Grand Forks, ND	Multi-Family Residential	251 units	0%	40,042	4,986	4th Quarter Fiscal 2015
Other	n/a	n/a	n/a	n/a	211	n/a
				$227,665	$89,086
(1)	The Company is a 51% partner in the joint venture entity constructing this property; the anticipated total cost amount given is the total cost to the joint venture entity.
(2)	The Company is a 70% partner in the joint venture entity constructing this property; the anticipated total cost amount given is the total cost to the joint venture entity.
(3)	The Company is an approximately 58.6% partner in the joint venture entity constructing this property; the anticipated total cost amount given is the total cost to the joint venture entity.
(4)	On December 5, 2013, this development project was destroyed by fire.

Definitions
January 31, 2014
Adjusted funds from operations (AFFO) is calculated by subtracting from Funds from operations (FFO) (1) tenant improvements and leasing costs at stabilized properties, and recurring capital expenditures that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight line rents, then adding (3) non-real estate depreciation and amortization. We may also subtract from FFO certain unusual non-recurring items that do not produce cash available for distribution to shareholders. Our calculation subtracts from FFO leasing commissions and tenant improvements at stabilized properties only, since we consider tenant improvement and leasing cost levels at non-stabilized properties unrepresentative of expected levels at stabilized properties. Previously-reported AFFO amounts are not revised for changes in the composition of the stabilized properties pool. AFFO is included herein because we consider it to be a measure of a REIT's ability to incur and service debt and to pay distributions to its shareholders. AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
Annualized base rent (ABR) is calculated as monthly base rent (cash basis) per the lease, as of the reporting period, multiplied by 12.
Debt to total market capitalization is total debt from the balance sheet divided by the sum of total debt from the balance sheet plus the market value of shares outstanding at the end of the period.
Debt service coverage ratio is computed by dividing earnings before interest income and expense, depreciation, amortization and gain on sale of real estate by interest expense and principal amortization.
EBITDA is earnings before interest, taxes, depreciation and amortization. We consider EBITDA to be an appropriate supplemental performance measure because it eliminates depreciation, interest and the gain/loss from property dispositions, which permits investors to view income from operations without the effect of non-cash depreciation or the cost of debt; however, EBIDTA as we calculate it has not been adjusted for the effect of nonrecurring events such as asset impairment and gain/loss on involuntary conversion. EBITDA is a non-GAAP measure. EBITDA as calculated by us is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do.
Funds from operations (FFO) - The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as "net income (computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis." In addition, in October 2011 NAREIT clarified its computation of FFO to exclude impairment charges for all periods presented. FFO is a non-GAAP measure.  We consider FFO, which is a standard supplemental measure for equity real estate investment trusts, helpful to investors because it facilitates an understanding of the operating performance of properties without giving effect to impairment write-downs and to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results.
Net Operating Income (NOI) is total real estate revenues and gain on involuntary conversion less real estate expenses (which consist of utilities, maintenance, real estate taxes, insurance and property management expenses).  We believe that NOI is an important supplemental measure of operating performance for a REIT's operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance.
Payout ratio (FFO per share and unit basis) - The ratio of the current quarterly or annual distribution rate per common share and unit divided by quarterly or annual FFO per share and unit.
Ratio of earnings to fixed charges - The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations plus fixed charges and preferred distributions, less adjustments for noncontrolling interests - consolidated real estate entities, capitalized interest and preferred distributions. Fixed charges consist of mortgage and loan interest expense, whether expensed or capitalized, the amortization of debt expense and capitalized interest.
Ratio of earnings to combined fixed charges and preferred distributions - The ratio of earnings to combined fixed charges and preferred distributions is computed by dividing earnings by combined fixed charges and preferred distributions. For this purpose, earnings consist of income from continuing operations plus fixed charges and preferred distributions, less adjustments for noncontrolling interests - consolidated real estate entities, capitalized interest and preferred distributions. Combined fixed charges and preferred distributions consist of fixed charges (mortgage and loan interest expense, whether expensed or capitalized, the amortization of debt expense and capitalized interest) and preferred distributions.
Recurring capital expenditures are expenditures (excluding capital expenditures recoverable from tenants and capital expenditures at properties sold during the period) made on a regular or recurring basis to maintain a property's competitive position within its market, generally with a depreciable life of 5 to 12 years, but excluding (a) capital expenditures made in the year of acquisition and in subsequent periods until the property is stabilized (i.e., excluding capital expenditures on non-stabilized properties), (b) improvements associated with the expansion or re-development of a building, (c) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class A office) or (d) capital improvements that represent the addition of something new to a property, rather than the replacement of an existing item.
Scheduled rent revenue is the total possible revenue from all leasable units and square footage, with occupied space valued at contract rates pursuant to leases and vacant units or square footage at market rates.
Stabilized properties are properties owned or in service for the entirety of the periods being compared, and, in the case of development or re-development properties, which have achieved a target level of occupancy of 90% for multi-family residential properties and 85% for commercial office, healthcare, industrial and retail properties.